BEAR STEARNS

BEAR STEARNS FINANCIAL PRODUCTS INC
383 MADISON AVENUE SUITE 2700
NEW YORK, NEW YORK 10179
212-272-4009

DATE: June 26, 2002

TO: America First Tax Exempt Investors, L.P,

FROM: Derivatives Documentation

SUBJECT: Fixed Income Derivatives Confirmation and Agreement
REFERENCE NUMBER: FXNCC4S39

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the current Transaction entered into on the Trade Date specified below (the "Current Transaction") between Bear Steams Financial Products Inc. ("BSFP") and America First Tax Exempt Investors, L.P., a Delaware limited partnership, organized under the Jaws of Delaware("Counterparty"), This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

1. This Agreement is subject to the 2000 ISDA Definitions (the " Definitions"), as published by the International Swaps and Derivatives Association, Inc, ("ISDA"). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the ISDA Master Agreement (Multicurrency Cross Border) form (the "ISDA Form Master Agreement") but, rather, an ISDA Form Master Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction,

2. The terms of the particular Transaction to which this Confirmation relates are as follows:
Type of Transaction: Rate Cap
Notional Amount: USD 20,000,000
Trade Date: June 24, 2002
Effective Date: July 1,2002
Termination Date: July 1, 2006
Fixed Amount (Premium):

Fixed Rate Payer: Counterparty

Fixed Rate Payer Payment Date: July 1,2002

Fixed Amount: USD 489,000

Floating Rate Payer: BSFP

Cap Rate: 3.00000%

Floating Rate Payer Payment Dates:

The first calendar day of each month during the Term of this Transaction, commencing August 1, 2002 and ending on the Termination date, subject to adjustment in accordance with the Business Day Convention

Floating Rate Payer Period End Dates:

The first calendar day of each month during the Term of this Transaction, commencing August 1, 2002 and ending on the Termination Date, with No Adjustment.

Floating Rate for initial Reset Date:

To be determined as of the Thursday immediately preceding the Effective Date, and such rate shall be effective from and including the Effective Date to but excluding the next succeeding Reset Date.

Floating Rate Option:

BMA Municipal Swap Index™ (formerly, the PSA Municipal Swap Index™, as defined in the ISDA 1992 Municipal Counterparties Definitions (the "1992 Definitions")); provided however, that if the BMA Municipal Swap Index™ is no longer available, the Floating Rate Option shall be deemed to be the Kenny Index™ (as defined in the 1992 Definitions), and provided, further however, that if the Kenny Index™ is no longer available, the Calculation Agent, acting in good faith shall select or calculate a comparable index, which shall be deemed to be the Floating Rate Option.

Spread: None

Floating Rate Day Count Fraction: Actual/Actual

Reset Dates:

The Effective Date and each Thursday of each week during the Term of this Transaction, subject to adjustment in accordance with the Following Business Day Convention.

Compounding: Inapplicable
Method of Averaging: Weighted Average
Business Days: New York
Business Day Convention: Following
Calculation Agent: BSFP

3. Additional Provisions: 1) Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from talking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable. This paragraph (1) shall be deemed repeated on the trade date of each Transaction.

4. Provisions Deemed Incorporated in a Schedule to the Master Agreement:

1) The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

2) Termination Provisions. For purposes of the Master Agreement:

(a) "Specified Entity" is not applicable to BSFP or Counterparty for any purpose.

(b) "Specified Transaction" is not applicable to BSFP or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to BSFP or Counterparty.

(c) No Events of Default or Termination Events under Section 5 will apply to the Counterparty after Counterparty makes its required Fixed Amount payment.

(d) The "Cross Default" provisions of Section 5(a)(vi) will apply to BSFP. To the extent such provision applies Threshold Amount means USD 10,000,000.

(e) The "Automatic Early Termination" provision of Section 6(a) will apply to BSFP.

  Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:
  (i) Market Quotation will apply. (ii) The Second Method will apply.

(g) "Termination Currency" means United States Dollars,

3) Tax Representations, Not applicable

4) [Reserved]

5) Documents to be Delivered. For the purpose of Section 4(a): (1) Tax forms, documents, or certificates to be delivered are:

Party required to deliver document

BSFP and
the Counterparty

Form/Document/ Certificate

Any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any Tax or with such deduction or withholding at a reduced rate

Date by which to be delivered

Promptly after the earlier of (p reasonable demand by either party or (ii) learning that such form or document is required

(2) Other documents to be delivered are;

Party required

to deliver document

BSFP and

the Counterparty

Form/Document/ Certificate

Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver this Agreement, any Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under this Agreement, such Confirmation and/or Credit Support Document, as the case

Date by which to be delivered

Upon the execution and delivery of this Agreement and such Confirmation

Covered by Section 3(d) Representation

Yes

Party required to deliver document:

BSFP and the Counterparty

Form/Document/Certificate:

Maybe, A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be

Date by which to be delivered

Upon the execution and delivery of this Agreement and such Confirmation

Covered by Section 3(d) Representation

Yes

6) Miscellaneous. Miscellaneous

(a) Address for Notices:

(b) Process Agent, For the purpose of Section 13(c):
 BSFP appoints as its

Process Agent: Not Applicable

The Counterparty appoints as its
Process Agent: Not Applicable

(c) Offices. The provisions of Section 10(a) will not apply to this Agreement; neither BSFP nor the Counterparty have any Offices other than as set forth in the Notices Section and BSFP agrees that, for purposes of Section 6(b) of this Agreement, it shall not in future have any Office other than one in the United States,

(d) Multibranch Party. For the purpose of Section 10(c) of this Agreement: BSFP is not a Multibranch Party. The Counterparty is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is BSFP,
(f) Credit Support Document. Not applicable for either BSFP or the Counterparty.
(g) Credit Support Provider, BSFP; Not Applicable The Counterparty; Not Applicable
(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole.

(i) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j) Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(k) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

7) "Affiliate" will have the meaning specified in Section 14 of the ISDA Form Master Agreement, provided that BSFP shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

8) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

"(g) Relationship Between Parties.

Each party represents to the other party on each date when it enters into a Transaction that:--

(1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

(2) Evaluation and Understanding.

(i) It has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; and

(ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise.

(3) Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

Principal, It is entering into the Transaction as principal, and not as agent or in any other capacity, fiduciary or otherwise.

NEITHER THE BEAR STEARNS COMPANIES INC. NOR ANY SUBSIDIARY OR AFFILIATE OF THE BEAR STEARNS COMPANIES INC. OTHER THAN BSFP IS AN OBUGOR OR A CREDIT SUPPORT PROVIDER ON THIS AGREEMENT,

5. Account Details and Settlement Information;

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to BSFP a facsimile of the fully-executed Confirmation..

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near nature.

Very truly yours,

BEAR STEARNS FINANCIAL PRODUCTS INC.

Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

AMERICA FIRST TAX EXEMPT INVESTORS, L.P., a Delaware limited partnership

By: AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO, a Delaware limited partnership, its General Partner

By: AMERICA FIRST COMPANIES L.L.C,, a Delaware limited liability company, its General Partner